ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                   LAW AND REGULATION DEPARTMENT
                       3100 Sanders Road, J5B
                     Northbrook, Illinois 60062


                         February 26, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


RE: Rule 24f-2 Notice for Allstate Life of New York Variable Annuity Account Allstate Life Insurance Company of New York
      Registration No.: 33-24228
      Investment Company Act Registration No.: 811-05789


Dear Sir/Madam:

It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued, fully paid and are nonassessable.



                                     Allstate Life Insurance Company
                                     of New York


                                     By: /s/ MICHAEL J. VELOTTA
                                         -----------------------
                                          Michael J. Velotta
                                          Vice President, Secretary and
                                            General Counsel